POWER OF ATTORNEY
                                  -----------------


               KNOW ALL MEN BY THESE PRESENTS that the undersigned, INGERSOLL-RAND COMPANY, a New Jersey corporation (the "Corporation"), and each of the undersigned directors and officers of the Corporation, hereby constitute and appoint James
          E. Perrella, Thomas F. McBride and Patricia Nachtigal, and each of them severally, each of the undersigned's true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Act of debt securities in an aggregate principal amount of up to $200,000,000 (or the equivalent thereof in foreign currency or units of two or more currencies) of the Corporation. Such debt securities, together with $100,000,000 aggregate principal amount of debt securities that remain available for issuance under the Company's previously filed registration statement (No. 33-53696), may be offered from time to time in one or more series on terms to be determined at the time such securities are offered for sale, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Corporation and the name of each of the undersigned, individually and in his capacity as a director or officer of the Corporation, to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission with respect to said securities, to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as a part of or in connection with such Registration Statement and amendments; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF each of the undersigned has subscribed these presents this 4th day of May, 1994.


               INGERSOLL-RAND COMPANY


               By: /s/ James E. Perrella          /s/ Alexander H. Massad
                  ----------------------          -----------------------
                  James E. Perrella               Alexander H. Massad
                  Chairman of the Board,          Director
                  President and Chief
                  Executive Officer

               /s/ Donald J. Bainton         /s/ James E. Perrella
               ----------------------        ----------------------
               Donald J. Bainton             James E. Perrella
               Director                      Chairman of the Board,
                                             President and Chief
                                             Executive Officer



               /s/ Theodore H. Black         /s/ John E. Phipps
               ----------------------        ----------------------
               Theodore H. Black             John E. Phipps
               Director                      Director



               /s/ Brendan T. Byrne          /s/ Donald E. Procknow
               ----------------------        ----------------------
               Brendan T. Byrne              Donald E. Procknow
               Director                      Director



               /s/ Joseph P. Flannery        /s/ Cedric E. Ritchie
               ----------------------        ----------------------
               Joseph P. Flannery            Cedric E. Ritchie
               Director                      Director



               /s/  Thomas F. McBride        /s/ Richard A. Spohn
               ----------------------        ----------------------
               Thomas F. McBride             Richard A. Spohn
               Senior Vice President         Controller - Accounting
               and Chief Financial           and Reporting
               Officer (Principal            (Principal Accounting
               Financial Officer)            Officer)


          \I-R\PA




                                          2